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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 23, 1997

                           STEWART ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

       LOUISIANA                   0-19508                 72-0693290
(State or other jurisdiction    (Commission             (I.R.S. Employer
    of incorporation)           File Number)            Identification No.)


                        110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA 70005
              (Address of principal executive offices) (Zip Code)


                                (504) 837-5880
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     On May 23, 1997 the Company issued the following press release.

     CONTACT:

        Ronald H. Patron
        Stewart Enterprises, Inc.
        110 Veterans Boulevard
        Metairie, Louisiana 70005
        504/837-5880

                                                           FOR IMMEDIATE RELEASE

     STEWART ENTERPRISES ANNOUNCES OFFERING


     Metairie, Louisiana, May 23, 1997...Stewart Enterprises, Inc. (Nasdaq NMS:
     STEI) today announced that it has filed a registration statement with the Securities and Exchange Commission covering a proposed offering of 4,750,000 shares of Class A Common Stock, of which 500,000 shares are being offered by a principal shareholder. The shares will be sold through an underwriting syndicate co-managed by Bear, Stearns & Co. Inc., Goldman, Sachs & Co., ABN AMRO Chicago Corporation and Johnson Rice & Company L.L.C.

     Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of products and services in the death care industry in North America, currently owning and operating 345 funeral homes and 124 cemeteries in 23 states, Puerto Rico, Mexico, Australia, New Zealand, Canada and Spain.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        STEWART ENTERPRISES, INC.


May 23, 1997                            /s/ KENNETH C. BUDDE
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                                        Kenneth C. Budde
                                        Senior Vice President--Finance
                                        Secretary and Treasurer
                                        (Principal Accounting Officer)